Exhibit 99.1

May 16, 2018 2018 Shareholder Meeting CEO, Andy Marsh

Safe Harbor Statement This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. (“PLUG”), including but not limited to statements about PLUG’s expectations for 2016 and 2017, including GAAP revenue, number of GenDrive shipments, number of GenFuel sites, number of ProGen modules, GAAP gross margin, bookings and net cash use, future product cost reduction, PLUG’s growth in multi-site customers, PLUG’s entry into new markets and products, including but not limited to ProGen and the electric vehicle market in China and the viability and growth of such market. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive, GenSure and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive, GenSure and GenKey systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission (the “SEC”). For additional disclosure regarding these and other risks faced by PLUG, see disclosures contained in PLUG's public filings with the SEC including, the "Risk Factors" section of PLUG's Annual Report on Form 10-K for the year ended December 31, 2017. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

Last 12 Months Highlights AMZN Contract 2017: ~$70M spend 10 sites deployed Includes technology collaboration agreement WMT Contract Planned expansion of over 30 more sites with significantly improved financing Includes technology collaboration agreement WMT guarantee allows Plug to finance PPA deals at low single digit cost of capital ITC US Tax Credit for fuel cells passed in February 2018 The credit allows owners of fuel cell properties a 30% tax credit for new purchases Expected to be a significant catalyst for the business China Fuel Cells are one of the key technologies identified in the most recent five year plans Incentives for fuel cells allows the technology to be on par with incumbent technologies Plug has engaged Barclays and is working with 4 potential partners with international footprints Technology Deployment of >5,100 Plug Power Stacks in the past year Developing high density, lower cost stacks for next generation offering leveraging metal plate technology

Plug Power is the Leader in Hydrogen and Fuel Cell Technology 1st to create a market for HFC technology 150 HFC patents 12MM+ Hydrogen fuelings 20K+ units in the field 150MM+ operating hours >5x revenue growth since 2013 80% Blue Chip Customer Base 70% reduction in cost profile since 2013

Full Year 2018 Guidance EBITDAS plus cash financing margin for PPA deployments Metric Revenue Range $155M to $180M EBITDAS1 Positive in the second half of 2018

Recipe for Meeting Guidance 1 2 3 4 Sales Costs Service Hydrogen Long Stack Life Labor Utilization System Efficiency Constantly Met Objectives Focus to Meet EBITDAS Goals

Success in Our First Market: Loyal and Repeat “Blue Chip” Customers Multi- multi-site & repeat customers

The Future – Why Electric Vehicles? The world is going electric, and EVs provide value over traditional IC engines. EVs: electric vehicles IC: internal combustion 1. Design Simplicity 2. Lower Total Cost of Ownership 3. Higher Reliability 4. Self-Driven Vehicles / Autonomy 5. Climate Change

Fuel Cell Electric Vehicles FCEVs are Ideal for Commercial Vehicles. Attributes of Fuel Cells Potential Opportunity FCEVs: fuel cell electric vehicles 1. Power Density is 10x BEVs 2. Asset Utilization 3. Sharing Economy 4. Fast Fueling 5. Range

Best in Class design: 1/2 volume, 2X power density, 25% cost reduction (at volume) Stack Launch ProGen Launch 2010 2018/2019 2012 2014 2016 > 60% Cost Reduction Stack Cost Plug Power Stack Technology: The Heart of ProGen Engines 3.1 1.7 Volumetric Power (KW/L) B Best in Class Automotive B B Best in Class Graphite B

ProGen Product Applications 30 kW: Light Duty Trucks, Small Transit Buses 60 - 100 kW: Trucks, Full size Hybrid Buses 80 - 100 kW: Small and Midsize Auto 15 - 30 kW: Airport GSE

The Future of Infinite Drive EBITDAS plus cash financing margin for PPA deployments Full Year 2018 Guidance Revenue Range $155M to $180M EBITDAS1 Positive in the second half of 2018 Primary Goal: Meet 2018 EBITDAS Goal & Continue to Develop Markets for On-Road Vehicles

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